Exhibit 99.3

UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2025

	Bio Green Med Solution , Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Current Assets
Cash and cash equivalents	$4,275	$849	$(1,000)		$4,124
Inventories		1,593			1,593
Accounts receivables		1,364			1,364
Deferred Tax		75			75
Prepaid & other current assets	108	1,048			1,156
	4,383	4,930	(1,000)		8,313

Investments And Other Assets
Property, plant and equipment, net	1	107			108
ROU Asset	17	429			446
Goodwill			1,000		1,000
Investment assets		72			72
	18	608	1,000		1,626

Total Assets	$4,401	$5,538	$-		$9,939

Current Liabilities
Trade payables	$221	$1,025	$		$1,246
Accrued and other current liabilities	539	11			550
	760	1,037	-		1,797
Non-current Liabilities
Lease liability	10	-			10
Deferred income tax liability					-
	10	-	-		10
Stockholders’ Equity
Common Stock	2	667	(667	)(a)	2
Preferred Stock	3				3
Additional paid-in capital	445,405	-	4,929	(a)	450,334
Accumulated other comprehensive loss	-	-			-
Accumulated deficit	(441,779)	3,835	(4,262	)(a)	(442,207)
Total Stockholders’ Equity	3,631	4,501	0		8,132

Total liabilities and stockholders’ equity	$4,401	$5,538	$0		$9,939

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2025

	Bio Green Med Solution, Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Revenues
Sales Revenue	$	$501	$		$501
Clinical Trial Supply	-				-
Revenues	-	501	-		501

Cost of Sales		415			415
General & administrative	1,249	109	13	(b)	1,370
Research and development	68				68
Operating Loss	(1,317)	(22)	(13)		(1,352)

Other income (expense), net	1	70			71
Loss before taxes	(1,316)	47	(13)		(1,281)

Income tax benefit	-				-
Income tax expense	(2)				(2)
Net loss	$(1,318)	$47	$(13)		$(1,283)

Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted	$(0.98)	$0.02			$(0.62)
Weighted average common shares outstanding - basic & diluted	1,360,626	3,000,000	(2,300,842	)(c)	2,059,784

UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

	Bio Green Med Solution, Inc.	Fitters	Transaction Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
	(in thousands)
Revenues
Sales Revenue	$	$1,755	$		$1,755
Clinical Trial Supply	43				43
Revenues	43	1,755	-		1,798

Cost of Sales		1,368			1,368
General & administrative	5,392	648	50	(d)	6,090
Research and development	6,655				6,655
Operating Loss	(12,004)	(260)	(50)		(12,314)

Other income (expense), net	10	168			178
Loss before taxes	(11,994)	(92)	(50)		(12,136)

Income tax benefit	782				782
Income tax expense		11			11
Net loss	$(11,212)	$(82)	$(50)		$(11,344)

Basic and diluted earnings per common share:
Net loss per share, continuing operations – basic and diluted	$(502.46)	$(0.03)			$(27.13)
Weighted average common shares outstanding - basic & diluted	22,314	3,000,000	(2,604,256	)(e)	418,058

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method and pursuant to the rules and regulations of the SEC and present the pro forma financial position and results of operations of the combined company based upon historical financial information after giving effect to the transactions, the Fitters acquisition by Bio Green Med Solution, Inc., and transactions and adjustments described in these footnotes.

The acquisition method is based on ASC 805, Business Combinations (“ASC 805”) and uses the fair value concepts defined in ASC 820, Fair Value Measurements (“ASC 820”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 establishes that the consideration transferred is measured at current market price at the consummation of an acquisition. Due to fluctuations in the market price of Bio Green Med Solution, Inc.’s common stock, this requirement will likely result in a valuation of the actual equity consideration that is different from the valuation presented in this unaudited condensed combined pro forma financial information. Certain footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of Bio Green Med Solution, Inc’s future financial position or operating results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements described below.

Note 2. Estimate of Purchase Consideration

The following is a preliminary estimate of the consideration expected to be transferred to effect the acquisition of Fitters:

Preliminary allocation of purchase consideration

Common Stock of CYCC Shares O/S as of September 8, 2025	2,798,379

19.99% of CYCC Shares:	699,158
Stock Price as of September 8, 2025	$7.05
Total Estimated Purchase Consideration	$4,929,061

Cash and cash equivalents	$849,041
Inventories	1,593,330
Accounts receivables	1,363,616
Deferred Tax	75,244
Prepaid & other current assets	1,048,405
Property, plant and equipment, net	107,355
ROU Asset	428,889
Investment assets	72,164
Trade payables	(1,025,411)
Accrued and other current liabilities	(11,297)
Goodwill	427,725

Total Estimated Fair Value of Net Assets Acquired	$4,929,061

Note 3. Pro Forma Adjustments for the Acquisition

The unaudited pro forma condensed combined financial statements give effect to the transaction described above as if it had occurred on June 30, 2025 for purposes of the unaudited pro forma condensed combined balance sheet and January 1, 2024 for purposes of the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined statements of operations do not include any material non-recurring charges that will arise as a result of the transactions described above. Adjustments in the unaudited pro forma condensed combined financial statements are as follows:

(a) this adjustment reflects the elimination of the historical equity of Fitters and reflects the new equity structure of the combined company, including:

i) issuance of 699,158 shares of common stock to Fitters Parent at a share price of $7.05, being the closing stock price as of September 8, 2025.

ii) recognition of $427,725 goodwill as a result of the fair value of net assets exceeding the estimated purchase consideration.

(b) this adjustment reflects the issuance of new common stock arising as a result of equity consideration:

Weighted average shares CYCC	1,360,626
Weighted average shares Fitters	699,158
Weighted average shares Combined	2,059,784

Weighted average shares Combined	2,059,784
Less Historical shares CYCC	(1,360,626)
Less Historical shares Fitters	(3,000,000)
Transaction Accounting Adjustment	(2,300,842)

(c) Estimate for additional Audit fees at $12,500 per quarter

(d) this adjustment reflects the elimination of the historical equity of Fitters and reflects the new equity structure of the combined company, including:

i) issuance of 699,158 shares of common stock to Fitters Parent at a share price of $7.05, being the closing stock price as of September 8, 2025.

Weighted average shares CYCC	22,314
Weighted average shares Fitters	395,744
Weighted average shares Combined	418,058

Weighted average shares Combined	418,058
Less Historical shares CYCC	(22,314)
Less Historical shares Fitters	(3,000,000)
Transaction Accounting Adjustment	(2,604,256)

(e) Estimate for additional Audit fees at $50,000 for full year